Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports First Quarter 2012 Financial Results

Income from Operations improved by 109% to $6.0 million

Adjusted EBITDA increased 49% to $11.5 million

LAKEWOOD, Colo. – May 3, 2012 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the first quarter ended April 3, 2012.

In a separate press release also issued today, the Company announced that its Board of Directors has authorized a review of strategic alternatives available to the Company, including a possible business combination or sale of the Company, to maximize value for all stockholders.

Highlights for the First Quarter 2012 Compared to the First Quarter 2011:

•	Total revenues increased 3.6% to $104.9 million from $101.2 million as Company-owned restaurant sales increased 4.1%.

•	System-wide comparable store sales increased 1.1%, the fourth consecutive quarter of positive comparable store sales.

•

Net income of $3.2 million, or $0.19 per diluted share, which included $0.02 per diluted share for restructuring expenses, compared to $1.2 million, or $0.07 per diluted share, which included $0.01 per diluted share for restructuring expenses.

•	Reduced outstanding indebtedness by $1.9 million since January 3, 2012 to $72.3 million.

•	Adjusted EBITDA increased 49% to $11.5 million from $7.8 million. (*)

Jeff O’Neill, President and Chief Executive Officer, stated, “We experienced a very strong start to 2012 with positive comparable store sales and significant growth in adjusted EBITDA and net earnings. Our new smart choices menu and expanded specialty beverage platform is helping to facilitate top-line momentum, while we substantially improved our gross margins through our ongoing cost efficiency program and sales leverage. We are also capitalizing on greater catering sales, which experienced 19% growth during the period and will remain an important contributor to raising our average check on a go-forward basis. By successfully executing on our various sales growth and cost efficiency efforts, we think this should be a very exciting year for Einstein Noah.”

O’Neill concluded, “Over the past several years, we have been working diligently to build a stronger foundation and enhance value for our stockholders by shifting to an asset-light expansion strategy, de-levering our balance sheet, inaugurating a dividend, and embarking on a comprehensive cost savings program. After careful consideration, our Board of Directors believes that it is now an opportune time to review strategic alternatives available to the Company, including a possible business combination or sale of the Company, as the next step in its efforts to maximize value for all stockholders and positively position Einstein Noah for the future.”

First Quarter 2012 Financial Results

For the first quarter ended April 3, 2012, system-wide comparable store sales increased 1.1%, reflecting 5.0% growth in average check primarily driven by a strong increase in catering sales partially offset by lower comparable transactions, as the Company lapped some discounting activity from the last year’s first quarter. Total revenues increased 3.6% to $104.9 million from $101.2 million.

Restaurant gross margin as a percentage of company-owned restaurant sales increased 380 basis points to 19.4% from 15.6%, which was due to sales leveraging, higher pricing and less discounting compared to the year-ago period. In addition, operational efficiencies in food costs and labor, cost initiatives and lower marketing spending, all combined to drive margin improvement.

Manufacturing and commissary gross margin as a percentage of manufacturing and commissary revenues increased 290 basis points to 18.4% from 15.5%, which was primarily attributed to benefits from ongoing cost initiatives, including the closure of the Company’s remaining commissaries that were completed in the first quarter.

Overall, gross margin was $22.6 million in the first quarter of 2012 compared to $17.8 million in the first quarter of 2011, and as a percentage of total revenues, increased to 21.6% from 17.6% in the year-ago period.

General and administrative expenses increased to $11.1 million from $10.1 million primarily due to higher variable incentive compensation.

Adjusted EBITDA was $11.5 million in the first quarter of 2012 compared to $7.8 million in the first quarter of 2011. (*)

Income from operations increased by $3.2 million to $6.0 million in the first quarter of 2012.

Net income increased 174% to $3.2 million or $0.19 per diluted share, which included $0.02 per diluted share for restructuring expenses related to the closing of the four remaining commissaries, compared to $1.2 million, or $0.07 per diluted share, which included $0.01 per diluted share for restructuring expenses related to recruitment and relocation of a senior development executive.

*	A reconciliation of the non-GAAP measure to the nearest GAAP measure can be found in the accompanying tables below.

Restaurant Development

As of April 3, 2012, there were 777 Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation. During the first quarter of 2012, the Company added five restaurants to its operations. The first quarter ended with 447 Company-owned and operated restaurants. Franchisees and licensees operated 91 and 239 restaurants, respectively, as of the end of the period.

Fiscal Year 2012 Guidelines

The Company is reiterating the following guidelines for its fiscal year 2012, which is a 52-week period.

•	60 to 80 system-wide openings, including eight to twelve Company-owned restaurants, twelve to fourteen franchise restaurants, and 40 to 54 license restaurants.

•	Capital expenditures of $24 million to $26 million.

•	Commodity inflation of 2% to 3%.

•	To date, the Company has secured price protection on approximately 81% and 100% of its wheat and coffee requirements, respectively.

•	An annual effective tax rate of approximately 39%; however, the Company will continue to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss its first quarter 2012 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, President and Chief Executive Officer, and Manny Hilario, Chief Financial Officer.

The dial-in numbers for the conference call are 877-545-1403 for domestic toll-free calls and 719-325-4762 for international. A telephone replay will be available through May 10, 2012, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 1194716.

The conference call will also be webcast live from Einstein Noah’s website at www.einsteinnoah.com.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates and licenses locations primarily under the Einstein Bros.® and Noah’s New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The Company’s retail system consists of over 775 restaurants in 39 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal Year 2012 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2012 first quarter and year over year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for full year 2012 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new company-owned, license and franchise restaurants and upgrade company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Investor Relations:

Tom Ryan / Raphael Gross

203-682-8200 / 203-682-8253

tryan@icrinc.com / rgross@icrinc.com

Media Relations:

Michael Fox/ Liz Brady

203-682-8200 / 646-277-1226

mfox@icrinc.com / lbrady@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including earnings before interest, taxes, depreciation, amortization, restructuring expenses and other operating expenses/(income) (“adjusted EBITDA”) and free cash flow, which the Company defines as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and the management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information to the nearest GAAP measure.

The Company includes in this document information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, relocations, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude closed locations.

The Company uses company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps the Company appreciate the effectiveness of its advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	13 weeks ended (in thousands)		Increase/ (Decrease)
	March 29, 2011	April 3, 2012	2012 vs. 2011
Revenues:
Company-owned restaurant sales	$89,799	$93,447	4.1%
Manufacturing and commissary revenues	8,977	8,450	(5.9%)
Franchise and license related revenues	2,469	2,976	20.5%

Total revenues	101,245	104,873	3.6%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	26,113	26,369	1.0%
Labor costs	27,030	26,868	(0.6%)
Rent and related expenses	10,256	10,277	0.2%
Other operating costs	9,114	9,327	2.3%
Marketing costs	3,302	2,504	(24.2%)

Total company-owned restaurant costs	75,815	75,345	(0.6%)

Manufacturing and commissary costs	7,584	6,896	(9.1%)

Total cost of sales	83,399	82,241	(1.4%)

Gross margin:
Company-owned restaurant	13,984	18,102	29.4%
Manufacturing and commissary	1,393	1,554	11.6%
Franchise and license	2,469	2,976	20.5%

Total gross margin	17,846	22,632	26.8%

Operating expenses:
General and administrative expenses	10,091	11,083	9.8%
Depreciation and amortization	4,540	4,767	5.0%
Restructuring expenses	213	554	160.1%
Other operating expenses, net	113	184	62.8%

Income from operations	2,889	6,044	109.2%

Interest expense, net	910	800	(12.1%)

Income before income taxes	1,979	5,244	165.0%
Provision for income taxes	811	2,040	151.5%

Net income	$1,168	$3,204	174.3%

Net income per share – Basic	$0.07	$0.19	171.4%
Net income per share – Diluted	$0.07	$0.19	171.4%
Cash dividend declared per common share	$—	$0.125	* *

Weighted average number of common shares outstanding:
Basic	16,678,607	16,850,776	1.0%
Diluted	16,981,144	17,125,409	0.8%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	13 weeks ended (percent of total revenue)
	March 29, 2011	April 3, 2012
Revenues:
Company-owned restaurant sales	88.7%	89.1%
Manufacturing and commissary revenues	8.9%	8.1%
Franchise and license related revenues	2.4%	2.8%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	29.1%	28.2%
Labor costs	30.1%	28.8%
Rent and related expenses	11.4%	10.9%
Other operating costs	10.1%	10.0%
Marketing costs	3.7%	2.7%

Total company-owned restaurant costs	84.4%	80.6%

Manufacturing and commissary costs (2)	84.5%	81.6%

Total cost of sales	82.4%	78.4%

Gross margin:
Company-owned restaurant (1)	15.6%	19.4%
Manufacturing and commissary (2)	15.5%	18.4%
Franchise and license	100.0%	100.0%

Total gross margin	17.6%	21.6%

Operating expenses:
General and administrative expenses	10.0%	10.6%
Depreciation and amortization	4.4%	4.5%
Restructuring expenses	0.2%	0.5%
Other operating expenses, net	0.1%	0.2%

Income from operations	2.9%	5.8%

Interest expense, net	0.9%	0.8%

Income before income taxes	2.0%	5.0%
Provision for income taxes	0.8%	1.9%

Net income	1.2%	3.1%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing and commissary revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

Selected Consolidated Balance Sheet Information:	December 28, 2010	April 3, 2012
Cash and cash equivalents, end of period	$8,652	$9,601
Property, plant and equipment, net	59,017	57,926
Total assets	204,732	202,986
Total debt	74,200	72,325
Total liabilities	116,919	113,193

	13 weeks ended
Selected Consolidated Cash Flow Information:	March 29, 2011	April 3, 2012
Net cash provided by operating activities	$7,758	$11,382
Net cash used in investing activities	(3,879)	(6,760)
Net cash used in financing activities	(4,856)	(3,673)
Free cash flow (cash provided by operating activities less cash used in investing activities)	3,879	4,622

	13 weeks ended
Reconciliation of GAAP to Non-GAAP Measures:	March 29, 2011	April 3, 2012
Net income	$1,168	$3,204
Adjustments to net income:
Interest expense, net	910	800
Provision for income taxes	811	2,040
Depreciation and amortization	4,540	4,767
Restructuring expenses	213	554
Other operating expenses, net	113	184

Adjusted EBITDA	$7,755	$11,549

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

	13 weeks ended April 3, 2012
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance, January 3, 2012	440	94	239	773
Opened restaurants	1	3	1	5
Closed restaurants	—	—	(1)	(1)
Refranchising, Net	6	(6)	—	—

Ending balance, April 3, 2012	447	91	239	777

	Trailing 12 Months Activity
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance March 29, 2011	432	93	208	733
Opened restaurants	9	7	40	56
Closed restaurants	(1)	(2)	(9)	(12)
Refranchising, Net	7	(7)	—	—

Ending balance April 3, 2012	447	91	239	777